Exhibit 99.1

For Immediate Release

Contacts:

Investor Relations: Gregg Kvochak, (310) 556-8550

For Media: Dan Gugler, (310) 226-2645

Korn Ferry International Announces Second Quarter Fiscal 2015 Results of Operations

Highlights

•	Korn Ferry reports record fee revenue of $255.7 million in the second quarter of 2015, an increase of 7.4% (8.1% on a constant currency basis), from Q2 FY’14, with increases realized across all segments:

Actual
Futurestep	26.6%
Executive Recruitment	6.4%
Leadership and Talent Consulting	0.5%

•	Adjusted EBITDA margin was 17.2% in Q2 FY’15 compared to 15.4% in Q2 FY’14.

•	Q2 FY’15 diluted earnings per share was $0.51 compared to adjusted diluted earnings per share of $0.41 in Q2 FY’14, excluding separation costs of $2.0 million. No such costs were incurred in Q2 FY’15.

•	The Company is announcing today that the Board has adopted a dividend policy, reflecting an intention to distribute to our stockholders a regular quarterly cash dividends of $0.10 per share, commencing at the conclusion of the third quarter of FY’15 and has approved an increase in the Company’s share repurchase program to an aggregate of $150 million.

Los Angeles, CA, December 9, 2014 – Korn/Ferry International (NYSE: KFY), a leading provider of leadership and talent consulting services, today announced record second quarter fee revenue of $255.7 million and diluted earnings per share of $0.51.

“I am very pleased with what Korn Ferry has accomplished. We generated the strongest top line results in the company’s history, up 8% year over year at constant currency, with strong earnings per share,” said Gary D. Burnison, CEO, Korn Ferry. “To be relevant and meaningful, global organizations are demanding a workforce that can innovate, with leaders who are extremely agile and can drive growth across borders. While challenging, this environment is also creating opportunity for Korn Ferry, as our diversified offerings and approach are helping companies build the right teams, with the right talent, and linking business strategies to talent strategies.”

Financial Results

(dollars in millions, except per share amounts)

	Second Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
Fee revenue	$255.7	$238.0	$506.9	$466.4
Total revenue	$264.7	$246.2	$525.0	$483.8
Operating income	$34.4	$23.2	$53.0	$39.8
Operating margin	13.5%	9.7%	10.5%	8.5%
Net income	$25.4	$18.8	$39.9	$30.2
Basic earnings per share	$0.52	$0.39	$0.82	$0.63
Diluted earnings per share	$0.51	$0.38	$0.80	$0.62

EBITDA Results (a):	Second Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
EBITDA	$44.0	$34.7	$72.0	$60.0
EBITDA margin	17.2%	14.6%	14.2%	12.9%

Adjusted Results (b):	Second Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
Operating income	$34.4	$25.2	$62.9	$48.4
Operating margin	13.5%	10.6%	12.4%	10.4%
EBITDA (a)	$44.0	$36.7	$81.9	$68.6
EBITDA margin (a)	17.2%	15.4%	16.2%	14.7%
Net income	$25.4	$20.0	$46.9	$36.0
Basic earnings per share	$0.52	$0.41	$0.96	$0.75
Diluted earnings per share	$0.51	$0.41	$0.94	$0.74

(a)	EBITDA refers to earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to exclude restructuring charges, integration/acquisition and separation costs. EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliation).

(b)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Second Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
Separation costs	$—	$2.0	$—	$4.5
Restructuring charges	$—	$—	$9.9	$3.7
Integration/acquisition costs	$—	$—	$—	$0.4

Fee revenue was $255.7 million in Q2 FY’15, an increase of $17.7 million, or 7.4% (8.1% on a constant currency basis), compared to Q2 FY’14, driven by an $8.9 million, $8.5 million, and a $0.3 million increase in fee revenue in Executive Recruitment, Futurestep and Leadership & Talent Consulting, respectively. The overall fee revenue increase was driven by fee revenue growth in all of our major markets – consumer, industrial, life science/healthcare, financial services and technology.

Compensation and benefit expenses were $174.7 million in Q2 FY’15, an increase of $13.4 million, or 8.3%, compared to the year-ago quarter. The increase was due to an increase in performance related bonus expense resulting from the continued adoption of our strategy, including referrals between lines of business, resulting in an increase in fee revenue and profitability, as well as an increase in salaries and related payroll taxes. Also contributing to the increase in compensation and benefit expenses was an increase in the use of outside contractors driven by the growth in our recruitment process outsourcing business in Q2 FY’15 compared to Q2 FY’14. These increases were partially offset by $2.0 million in management separation costs incurred in Q2 FY’14 which were not incurred in Q2 FY’15. The increase in salaries and related payroll taxes was due to an increase in the average headcount in Executive Recruitment and Futurestep in Q2 FY’15 compared to Q2 FY’14, reflecting our continued growth-related investments back into our business.

General and administrative expenses were $30.1 million in Q2 FY’15, a decrease of $5.7 million, or 15.9%, from Q2 FY’14, mainly due to a $6.2 million insurance reimbursement received for legal fees incurred in prior periods and a decrease in marketing and business development expenses of $0.7 million. This decline in general and administrative expenses was partially offset by an increase in professional fees, primarily to drive our strategic initiatives and unfavorable foreign currency rates that resulted in an impact of $1.3 million in the quarter.

Adjusted EBITDA was $44.0 million in Q2 FY’15, an increase of $7.3 million, or 19.9%, compared to Q2 FY’14. Adjusted EBITDA margin was 17.2% and 15.4% in Q2 FY’15 and Q2 FY’14, respectively. The increase in Adjusted EBITDA was driven by an increase in fee revenue of $17.7 million, and decreases of $5.7 million and $1.4 million in general and administrative expenses and cost of services, respectively, partially offset by an increase in compensation expense of $15.4 million (excluding certain prior year separation costs) and a decrease in other income of $1.9 million.

On a GAAP basis, operating income was $34.4 million in Q2 FY’15 and $23.2 million in Q2 FY’14 resulting in an operating margin of 13.5% in Q2 FY’15 compared to 9.7% in the year-ago quarter. Operating income (including certain prior year separation costs) was impacted by all of the above items with the exception of other income, which is not included in GAAP operating income.

Balance Sheet and Liquidity

Cash and marketable securities were $400.1 million at October 31, 2014, compared to $468.3 million at April 30, 2014. Cash and marketable securities include $135.6 million held in trust for deferred compensation plans at October 31, 2014, compared to $116.2 million at April 30, 2014. Cash and marketable securities decreased by $68.2 million from April 30, 2014, primarily due to Q1 FY’15 payments of FY’14 annual bonuses, partially offset by cash provided by operating activities.

The Company and its Board endorse a balanced approach to capital allocation. First, the Company’s strategy has been to become the world’s premier talent management firm by utilizing capital for investment in the Company’s consultants and intellectual property, as well as the strategic acquisition of businesses perceived to be both accretive and in the best interests of the Company – acquisitions that produce a return superior to the Company’s cost of capital. Management believes recent acquisitions have not only yielded such returns but have helped to create a stronger, broader, solution-rich firm that is less economically cyclical and more strategically relevant to its clients.

In addition, the Company is announcing today that the Board has adopted a dividend policy, reflecting an intention to distribute to our stockholders a regular quarterly cash dividend of $0.10 per share, commencing at the conclusion of the third quarter of FY’15. The declaration and payment of dividends under the quarterly dividend program will be at the discretion of the Board and will depend upon many factors, including our earnings, capital requirements, financial conditions, the terms of our indebtedness and other factors our Board of Directors may deem to be relevant.

The Board has also approved an increase in the Company’s stock repurchase program to an aggregate of $150 million. Common stock may be repurchased from time to time in open market or privately negotiated transactions at the Company’s discretion subject to market conditions and other factors.

Results by Segment

Selected Executive Recruitment Data

(dollars in millions)

	Second Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
Fee revenue	$149.0	$140.1	$297.4	$276.7
Total revenue	$154.4	$145.3	$308.6	$287.8
Operating income	$29.9	$28.1	$54.1	$56.4
Operating margin	20.1%	20.1%	18.2%	20.4%
Ending number of consultants	440	412	440	412
Average number of consultants	441	414	436	406
Engagements billed	3,054	2,965	4,937	4,690
New engagements (a)	1,310	1,300	2,620	2,516

EBITDA Results (b):	Second Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
EBITDA	$32.0	$30.7	$58.4	$61.2
EBITDA margin	21.5%	21.9%	19.6%	22.1%

Adjusted Results (c):	Second Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
Operating income	$29.9	$28.1	$59.6	$57.7
Operating margin	20.1%	20.1%	20.1%	20.9%
EBITDA (b)	$32.0	$30.7	$63.9	$62.5
EBITDA margin (b)	21.5%	21.9%	21.5%	22.6%

(a)	Represents new engagements opened in the respective period.

(b)	EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).

(c)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Second Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
Restructuring charges	$—	$—	$5.5	$1.3

Executive Recruitment

Fee revenue was $149.0 million in Q2 FY’15, an increase of $8.9 million, or 6.4% (7.1% on a constant currency basis), compared to Q2 FY’14. The overall increase in fee revenue was primarily attributable to a 3.4% increase in the weighted-average fees billed per engagement and a 3.0% increase in the number of executive recruitment engagements billed in Q2 FY’15 compared to Q2 FY’14. On a regional basis, fee revenue increased in North America by $7.5 million, or 10.0%, and Europe by $2.5 million, or 7.3%, partially offset by decreases in Asia Pacific of $0.6 million, or 2.8%, and Latin America of $0.5 million, or 5.6%.

Adjusted EBITDA was $32.0 million and $30.7 million during Q2 FY’15 and Q2 FY’14, respectively. The Adjusted EBITDA increase was driven by an $8.9 million increase in fee revenue offset by an increase in compensation and benefits expense of $6.2 million associated with the investments in headcount to grow our business, as well as increased incentive compensation resulting from the continued adoption of our strategy, including referrals between lines of business. In addition, general and administrative expenses are up $1.5 million in Q2 FY’15 compared to Q2 FY’14, partially due to unfavorable exchange rates which had an impact of $1.3 million in the current quarter.

On a GAAP basis, operating income was $29.9 million in Q2 FY’15, an increase of $1.8 million, or 6.4%, compared to Q2 FY’14, resulting in an operating margin of 20.1% in both the current quarter and in the year-ago quarter. All items having a significant impact on operating income have been discussed above in the discussion regarding Adjusted EBITDA.

Selected Leadership & Talent Consulting Data

(dollars in millions)

	Second Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
Fee revenue	$66.3	$66.0	$129.9	$126.1
Total revenue	$68.5	$68.2	$133.9	$130.3
Operating income	$7.8	$7.0	$11.2	$11.3
Operating margin	11.7%	10.6%	8.6%	9.0%
Ending number of consultants (a)	131	129	131	129
Staff utilization (b)	71%	70%	70%	68%

EBITDA Results (c):	Second Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
EBITDA	$10.9	$10.3	$17.8	$17.5
EBITDA margin	16.4%	15.5%	13.7%	13.8%

Adjusted Results (d):	Second Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
Operating income	$7.8	$7.0	$14.0	$12.5
Operating margin	11.7%	10.6%	10.8%	9.9%
EBITDA (c)	$10.9	$10.3	$20.6	$18.7
EBITDA margin (c)	16.4%	15.5%	15.8%	14.7%

(a)	Represents number of employees originating consulting services.

(b)	Calculated by dividing the number of hours of our full-time LTC professional staff, who recorded time to an engagement during the period, by the total available working hours during the same period.

(c)	EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).

(d)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Second Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
Restructuring charges	$—	$—	$2.8	$1.2

Leadership & Talent Consulting

Fee revenue was $66.3 million in Q2 FY’15, an increase of $0.3 million, or 0.5% (0.9% on a constant currency basis), from the year-ago quarter. This increase is primarily attributed to an increase in product revenue of $0.5 million in Q2 FY’15 compared to Q2 FY’14.

Adjusted EBITDA was $10.9 million during Q2 FY’15, an increase of $0.6 million, or 5.8%, compared to Q2 FY’14. Adjusted EBITDA margin was 16.4% in Q2 FY’15 compared to 15.5% in Q2 FY’14 due to a decrease in cost of services of $2.0 million, partially offset by an increase in compensation and benefit expense of $1.4 million. The decrease in cost of services primarily relates to an increased focus on the utilization of internal resources versus outside contractors. The increase in compensation and benefit expenses was due to an increase in performance related bonus expense resulting from higher fee revenue, profitability, and the continued adoption of the company’s integrated go-to market strategy across all three of our lines of businesses.

On a GAAP basis, operating income was $7.8 million in Q2 FY’15, an increase of $0.8 million compared to the year-ago quarter, resulting in an operating margin of 11.7% in the current quarter compared to 10.6% in the year-ago quarter. The increase in operating income was due to the factors impacting Adjusted EBITDA as discussed above and an increase in depreciation expense of $0.1 million.

Selected Futurestep Data

(dollars in millions)

	Second Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
Fee revenue	$40.4	$31.9	$79.6	$63.6
Total revenue	$41.8	$32.7	$82.5	$65.7
Operating income	$5.1	$2.6	$8.6	$5.1
Operating margin	12.8%	8.0%	10.8%	8.0%
Engagements billed	1,277	1,195	1,980	1,952
New engagements (a)	617	620	1,190	1,245

EBITDA Results (b):	Second Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
EBITDA	$5.6	$3.0	$9.5	$6.5
EBITDA margin	14.0%	9.3%	12.0%	10.2%

Adjusted Results (c):	Second Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
Operating income	$5.1	$2.6	$10.0	$6.3
Operating margin	12.8%	8.0%	12.6%	9.8%
EBITDA (b)	$5.6	$3.0	$10.9	$7.7
EBITDA margin (b)	14.0%	9.3%	13.8%	12.0%

(a)	Represents new engagements opened in the respective period.

(b)	EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).

(c)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Second Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
Restructuring charges	$—	$—	$1.4	$1.2

Futurestep

Fee revenue was $40.4 million in Q2 FY’15, an increase of $8.5 million, or 26.6% (27.3% on a constant currency basis), compared to the year-ago quarter. The increase in fee revenue was driven by an 18.4% increase in the weighted average fees billed per engagement and a 6.9% increase in the engagements billed in Q2 FY’15 compared to Q2 FY’14. The increase in the weighted average fees billed per engagement resulted from a 35.7% increase in fee revenue from recruitment process outsourcing and a 33.3% increase in professional recruitment.

Adjusted EBITDA was $5.6 million during Q2 FY’15, an increase of $2.6 million, or 86.7%, compared to Q2 FY’14, due primarily to the increase in fee revenue of $8.5 million and an increase in compensation and benefit expenses of $5.5 million due to an increase in salaries and related payroll taxes and performance related bonus expense, both related to an increase in profitability and headcount as well as the continued adoption of our strategy, including referrals between lines of business. In addition, the use of outside contractors (cost of services expense) increased $0.7 million driven by the growth in our recruitment process outsourcing business.

On a GAAP basis, operating income was $5.1 million in Q2 FY’15, an increase of $2.5 million, compared to Q2 FY’14, resulting in an operating margin of 12.8% in the current quarter compared to 8.0% in the year-ago quarter. The increase in operating income was due to the same factors impacting Adjusted EBITDA.

Outlook

Assuming worldwide economic conditions, financial markets and foreign exchange rates remain steady, fee revenue is expected to be in the range of $241 million to $251 million in Q3 FY’15 and diluted earnings per share are likely to be in the range of $0.43 to $0.49.

Earnings Conference Call Webcast

The earnings conference call will be held today at 5:00 PM (EST) and hosted by CEO Gary Burnison, CFO Robert Rozek and SVP Finance Gregg Kvochak. The conference call will be webcast and available online at www.kornferry.com, accessible through the Investor Relations section. We will also post to this section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry

At Korn Ferry, we design, build, attract and ignite talent. Since our inception, clients have trusted us to help recruit world-class leadership. Today, we are a single source for leadership and talent consulting services to empower businesses and leaders to reach their goals. Our solutions range from executive recruitment and leadership development programs, to enterprise learning, succession planning and recruitment process outsourcing (RPO). Visit www.kornferry.com for more information on Korn Ferry, and www.kornferryinstitute.com for thought leadership, intellectual property and research.

Forward-Looking Statements

Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn Ferry’s current expectations. These statements, which include words such as “believes”, “expects” or “likely” include references to our outlook. Readers are cautioned not to place undue reliance on such statements. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry. The potential risks and uncertainties include those relating to competition, the dependence on attracting and retaining qualified and experienced consultants, our ability to successfully integrate acquired businesses, maintaining our brand name and professional reputation, potential legal liability, the portability of client relationships, global and local political or economic developments in or affecting countries where we have operations, currency fluctuations in our international operations, risks related to the growth, alignment of our cost structure with our growth, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities, limited protection of our intellectual property, our ability to enhance and develop new technology, our ability to develop new products and services, consolidation of industries we serve, our ability to successfully recover from a disaster or other business continuity problems, changes in our accounting estimates/assumptions, impairment of goodwill and other intangible assets, deferred tax assets, seasonality, our ability to successfully rationalize our cost structure and employment liability risk. For a detailed description of risks and uncertainties that could cause differences, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In particular, it includes:

•	adjusted operating income and operating margin, adjusted to exclude restructuring, integration/acquisition and separation costs;

•	adjusted net income, adjusted to exclude restructuring, integration/acquisition and separation costs, net of income tax effect;

•	adjusted basic and diluted earnings per share, adjusted to exclude restructuring, integration/acquisition and separation costs, net of income tax effect;

•	constant currency amounts that represent the outcome that would have resulted had exchange rates in the reported period been the same as those in effect in the comparable prior year period;

•	EBITDA, or earnings before interest, taxes, depreciation and amortization and EBITDA margin; and

•	adjusted EBITDA, which is EBITDA further adjusted to exclude restructuring, integration/acquisition and separation costs, and adjusted EBITDA margin.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges and other items that may not be indicative of Korn Ferry’s ongoing operating results. The use of these non-GAAP financial measures facilitate comparisons to Korn Ferry’s historical performance. Korn Ferry includes these non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. In the case of constant currency amounts, management believes the presentation of such information provides meaningful supplemental information regarding Korn Ferry’s performance as excluding the impact of exchange rate changes on Korn Ferry’s financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making.

[Tables attached]

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months Ended October 31,		Six Months Ended October 31,
	2014	2013	2014	2013
	(unaudited)
Fee revenue	$255,702	$237,968	$506,890	$466,405
Reimbursed out-of-pocket engagement expenses	9,015	8,269	18,152	17,419

Total revenue	264,717	246,237	525,042	483,824

Compensation and benefits	174,656	161,296	343,762	314,066
General and administrative expenses	30,145	35,795	67,513	75,666
Reimbursed expenses	9,015	8,269	18,152	17,419
Cost of services	9,706	11,132	19,171	20,641
Depreciation and amortization	6,779	6,580	13,549	12,524
Restructuring charges, net	—	—	9,886	3,682

Total operating expenses	230,301	223,072	472,033	443,998

Operating income	34,416	23,165	53,009	39,826
Other income, net	2,362	4,352	4,539	6,619
Interest expense, net	(920)	(638)	(1,714)	(1,229)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	35,858	26,879	55,834	45,216
Equity in earnings of unconsolidated subsidiaries	452	557	918	1,022
Income tax provision	10,907	8,677	16,816	16,062

Net income	$25,403	$18,759	$39,936	$30,176

Earnings per common share:
Basic	$0.52	$0.39	$0.82	$0.63

Diluted	$0.51	$0.38	$0.80	$0.62

Weighted-average common shares outstanding:
Basic	49,082	48,118	48,893	47,892

Diluted	49,740	48,816	49,720	48,748

KORN FERRY AND SUBSIDIARIES

FINANCIAL SUMMARY BY SEGMENT

(in thousands)

(unaudited)

	Three Months Ended October 31,				Six Months Ended October 31,
	2014		2013	% Change	2014		2013	% Change
Fee Revenue:
Executive recruitment:
North America	$82,729		$75,183	10%	$165,029		$149,330	11%
EMEA	36,675		34,221	7%	76,972		68,598	12%
Asia Pacific	21,157		21,722	(3%)	40,691		42,850	(5%)
South America	8,369		8,866	(6%)	14,653		15,869	(8%)

Total executive recruitment	148,930		139,992	6%	297,345		276,647	7%
Leadership & Talent Consulting	66,408		66,078	0%	129,956		126,140	3%
Futurestep	40,364		31,898	27%	79,589		63,618	25%

Total fee revenue	255,702		237,968	7%	506,890		466,405	9%
Reimbursed out-of-pocket engagement expenses	9,015		8,269	9%	18,152		17,419	4%

Total revenue	$264,717		$246,237	8%	$525,042		$483,824	9%

Reconciliation of Operating Income (GAAP) to Adjusted Operating Income

		Margin		Margin		Margin		Margin
Operating Income:
Executive recruitment:
North America	$19,117	23.1%	$15,530	20.7%	$38,115	23.1%	$31,854	21.3%
EMEA	5,621	15.3%	5,860	17.1%	8,264	10.7%	11,820	17.2%
Asia Pacific	3,424	16.2%	4,472	20.6%	5,946	14.6%	8,972	20.9%
South America	1,699	20.3%	2,265	25.5%	1,772	12.1%	3,761	23.7%

Total executive recruitment	29,861	20.1%	28,127	20.1%	54,097	18.2%	56,407	20.4%
Leadership & Talent Consulting	7,762	11.7%	7,006	10.6%	11,222	8.6%	11,341	9.0%
Futurestep	5,150	12.8%	2,539	8.0%	8,607	10.8%	5,084	8.0%
Corporate	(8,357)		(14,507)		(20,917)		(33,006)

Total operating income	$34,416	13.5%	$23,165	9.7%	$53,009	10.5%	$39,826	8.5%

Restructuring, Separation, and Integration/Acquisition Costs, net:
Executive recruitment:
North America	$—	0.0%	$—	0.0%	$1,151	0.7%	$816	0.6%
EMEA	—	0.0%	—	0.0%	3,987	5.2%	460	0.7%
Asia Pacific	—	0.0%	—	0.0%	17	0.1%	60	0.2%
South America	—	0.0%	—	—	377	2.6%	—	—

Total executive recruitment	—	0.0%	—	0.0%	5,532	1.9%	1,336	0.5%
Leadership & Talent Consulting	—	0.0%	—	0.0%	2,758	2.2%	1,149	0.9%
Futurestep	—	0.0%	—	0.0%	1,424	1.8%	1,134	1.8%
Corporate	—		2,000		172		4,957

Total restructuring, separation, and integration/acquisition costs, net	$—	0.0%	$2,000	0.9%	$9,886	1.9%	$8,576	1.9%

Adjusted Operating Income: (Excluding Restructuring, Separation, and Integration/Acquisition Costs, net)
		Margin		Margin		Margin		Margin
Executive recruitment:
North America	$19,117	23.1%	$15,530	20.7%	$39,266	23.8%	$32,670	21.9%
EMEA	5,621	15.3%	5,860	17.1%	12,251	15.9%	12,280	17.9%
Asia Pacific	3,424	16.2%	4,472	20.6%	5,963	14.7%	9,032	21.1%
South America	1,699	20.3%	2,265	25.5%	2,149	14.7%	3,761	23.7%

Total executive recruitment	29,861	20.1%	28,127	20.1%	59,629	20.1%	57,743	20.9%
Leadership & Talent Consulting	7,762	11.7%	7,006	10.6%	13,980	10.8%	12,490	9.9%
Futurestep	5,150	12.8%	2,539	8.0%	10,031	12.6%	6,218	9.8%
Corporate	(8,357)		(12,507)		(20,745)		(28,049)

Total adjusted operating income	$34,416	13.5%	$25,165	10.6%	$62,895	12.4%	$48,402	10.4%

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	October 31, 2014	April 30, 2014
ASSETS	(unaudited)
Cash and cash equivalents	$248,190	$333,717
Marketable securities	25,973	9,566
Receivables due from clients, net of allowance for doubtful accounts of $10,327 and $9,513, respectively	211,718	175,986
Income taxes and other receivables	14,317	8,244
Deferred income taxes	4,068	4,486
Prepaid expenses and other assets	32,493	29,955

Total current assets	536,759	561,954

Marketable securities, non-current	125,892	124,993
Property and equipment, net	61,475	60,434
Cash surrender value of company owned life insurance policies, net of loans	98,989	94,274
Deferred income taxes	52,813	55,039
Goodwill	251,915	257,582
Intangible assets, net	45,491	49,560
Investments and other assets	34,569	29,830

Total assets	$1,207,903	$1,233,666

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$19,503	$19,375
Income taxes payable	8,240	13,014
Compensation and benefits payable	140,691	192,035
Other accrued liabilities	63,554	62,509

Total current liabilities	231,988	286,933

Deferred compensation and other retirement plans	167,653	169,235
Other liabilities	21,624	21,962

Total liabilities	421,265	478,130

Stockholders’ equity
Common stock: $0.01 par value, 150,000 shares authorized, 62,826 and 62,282 shares issued and 50,364 and 49,811 shares outstanding, respectively	456,076	449,631
Retained earnings	348,717	308,781
Accumulated other comprehensive loss, net	(17,671)	(2,388)

Stockholders’ equity	787,122	756,024
Less: notes receivable from stockholders	(484)	(488)

Total stockholders’ equity	786,638	755,536

Total liabilities and stockholders’ equity	$1,207,903	$1,233,666

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

RECONCILIATION OF AS REPORTED (GAAP) TO AS ADJUSTED (NON-GAAP)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended October 31, 2014			Three Months Ended October 31, 2013
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted
Fee revenue	$255,702		$255,702	$237,968		$237,968
Reimbursed out-of-pocket engagement expenses	9,015		9,015	8,269		8,269

Total revenue	264,717		264,717	246,237		246,237

Compensation and benefits	174,656		174,656	161,296	(2,000)	159,296
General and administrative expenses	30,145		30,145	35,795		35,795
Reimbursed expenses	9,015		9,015	8,269		8,269
Cost of services	9,706		9,706	11,132		11,132
Depreciation and amortization	6,779		6,779	6,580		6,580
Restructuring charges, net	—	—	—	—	—	—

Total operating expenses	230,301	—	230,301	223,072	(2,000)	221,072

Operating income	34,416	—	34,416	23,165	2,000	25,165
Other income, net	2,362		2,362	4,352		4,352
Interest expense, net	(920)		(920)	(638)		(638)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	35,858	—	35,858	26,879	2,000	28,879
Equity in earnings of unconsolidated subsidiaries	452		452	557		557
Income tax provision (1) (2)	10,907		10,907	8,677	791	9,468

Net income	$25,403	$—	$25,403	$18,759	$1,209	$19,968

Earnings per common share:
Basic	$0.52		$0.52	$0.39		$0.41

Diluted	$0.51		$0.51	$0.38		$0.41

Weighted-average common shares outstanding:
Basic	49,082		49,082	48,118		48,118

Diluted	49,740		49,740	48,816		48,816

Explanation of Non-GAAP Adjustments

(1)	The adjustments result in an effective tax rate of 33% for the as adjusted amounts for the three months ended October 31, 2013.
(2)	The three months ended October 31, 2013 includes the tax effect on separation charges.

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

RECONCILIATION OF AS REPORTED (GAAP) TO AS ADJUSTED (NON-GAAP)

(in thousands, except per share amounts)

(unaudited)

	Six Months Ended October 31, 2014			Six Months Ended October 31, 2013
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted
Fee revenue	$506,890		$506,890	$466,405		$466,405
Reimbursed out-of-pocket engagement expenses	18,152		18,152	17,419		17,419

Total revenue	525,042		525,042	483,824		483,824

Compensation and benefits	343,762	—	343,762	314,066	(4,500)	309,566
General and administrative expenses	67,513	—	67,513	75,666	(394)	75,272
Reimbursed expenses	18,152		18,152	17,419		17,419
Cost of services	19,171		19,171	20,641		20,641
Depreciation and amortization	13,549		13,549	12,524		12,524
Restructuring charges, net	9,886	(9,886)	—	3,682	(3,682)	—

Total operating expenses	472,033	(9,886)	462,147	443,998	(8,576)	435,422

Operating income	53,009	9,886	62,895	39,826	8,576	48,402
Other income, net	4,539		4,539	6,619		6,619
Interest expense, net	(1,714)		(1,714)	(1,229)		(1,229)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	55,834	9,886	65,720	45,216	8,576	53,792
Equity in earnings of unconsolidated subsidiaries	918		918	1,022		1,022
Income tax provision (1) (2)	16,816	2,942	19,758	16,062	2,796	18,858

Net income	$39,936	$6,944	$46,880	$30,176	$5,780	$35,956

Earnings per common share:
Basic	$0.82		$0.96	$0.63		$0.75

Diluted	$0.80		$0.94	$0.62		$0.74

Weighted-average common shares outstanding:
Basic	48,893		48,893	47,892		47,892

Diluted	49,720		49,720	48,748		48,748

Explanation of Non-GAAP Adjustments

(1)	The adjustments result in an effective tax rate of 30% and 35% for the as adjusted amounts for the six months ended October 31, 2014 and 2013, respectively.
(2)	The six months ended October 31, 2014 includes the tax effect on restructuring charges, while the six months ended October 31, 2013 includes the tax effect on restructuring charges, separation costs, and integration/acquisition costs associated with the acquisition of PDI Ninth House.

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Three Months Ended October 31, 2014
	Executive Recruitment	Leadership & Talent Consulting	Futurestep	Corporate	Consolidated
Fee revenue	$148,930	$66,408	$40,364	$—	$255,702

Net income					$25,403
Other income, net					(2,362)
Interest expense, net					920
Equity in earnings of unconsolidated subsidiaries					(452)
Income tax provision					10,907

Operating income (loss)	$29,861	$7,762	$5,150	$(8,357)	34,416
Depreciation and amortization	1,683	3,279	459	1,358	6,779
Other income (loss), net	355	(172)	25	2,154	2,362
Equity in earnings of unconsolidated subsidiaries	110	—	—	342	452

EBITDA	32,009	10,869	5,634	(4,503)	44,009

EBITDA margin	21.5%	16.4%	14.0%		17.2%

Adjusted EBITDA	$32,009	$10,869	$5,634	$(4,503)	$44,009

Adjusted EBITDA margin	21.5%	16.4%	14.0%		17.2%

	Three Months Ended October 31, 2013
	Executive Recruitment	Leadership & Talent Consulting	Futurestep	Corporate	Consolidated
Fee revenue	$139,992	$66,078	$31,898	$—	$237,968

Net income					$18,759
Other income, net					(4,352)
Interest expense, net					638
Equity in earnings of unconsolidated subsidiaries					(557)
Income tax provision					8,677

Operating income (loss)	$28,127	$7,006	$2,539	$(14,507)	23,165
Depreciation and amortization	2,000	3,161	440	979	6,580
Other income (loss), net	451	45	(17)	3,873	4,352
Equity in earnings of unconsolidated subsidiaries	120	—	—	437	557

EBITDA	30,698	10,212	2,962	(9,218)	34,654

EBITDA margin	21.9%	15.5%	9.3%		14.6%
Separation costs	—	—	—	2,000	2,000

Adjusted EBITDA	$30,698	$10,212	$2,962	$(7,218)	$36,654

Adjusted EBITDA margin	21.9%	15.5%	9.3%		15.4%

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Six Months Ended October 31, 2014
	Executive Recruitment	Leadership & Talent Consulting	Futurestep	Corporate	Consolidated
Fee revenue	$297,345	$129,956	$79,589	$—	$506,890

Net income					$39,936
Other income, net					(4,539)
Interest expense, net					1,714
Equity in earnings of unconsolidated subsidiaries					(918)
Income tax provision					16,816

Operating income (loss)	$54,097	$11,222	$8,607	$(20,917)	53,009
Depreciation and amortization	3,455	6,531	905	2,658	13,549
Other income, net	672	45	23	3,799	4,539
Equity in earnings of unconsolidated subsidiaries	178	—	—	740	918

EBITDA	58,402	17,798	9,535	(13,720)	72,015

EBITDA margin	19.6%	13.7%	12.0%		14.2%
Restructuring charges, net	5,532	2,758	1,424	172	9,886

Adjusted EBITDA	$63,934	$20,556	$10,959	$(13,548)	$81,901

Adjusted EBITDA margin	21.5%	15.8%	13.8%		16.2%

	Six Months Ended October 31, 2013
	Executive Recruitment	Leadership & Talent Consulting	Futurestep	Corporate	Consolidated
Fee revenue	$276,647	$126,140	$63,618	$—	$466,405

Net income					$30,176
Other income, net					(6,619)
Interest expense, net					1,229
Equity in earnings of unconsolidated subsidiaries					(1,022)
Income tax provision					16,062

Operating income (loss)	$56,407	$11,341	$5,084	$(33,006)	39,826
Depreciation and amortization	3,778	6,058	848	1,840	12,524
Other income, net	832	53	548	5,186	6,619
Equity in earnings of unconsolidated subsidiaries	222	—	—	800	1,022

EBITDA	61,239	17,452	6,480	(25,180)	59,991

EBITDA margin	22.1%	13.8%	10.2%		12.9%
Restructuring charges, net	1,336	1,149	1,134	63	3,682
Separation costs	—	—	—	4,500	4,500
Integration/acquisition costs	—	—	—	394	394

Adjusted EBITDA	$62,575	$18,601	$7,614	$(20,223)	$68,567

Adjusted EBITDA margin	22.6%	14.7%	12.0%		14.7%